EXHIBIT 31.2

SECTION 302 CERTIFICATION

I, Katherine C. Harper, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A for the year ended December 31, 2013 of Tronox Limited (the “Registrant”); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3.	[Intentionally Omitted];

4.	[Intentionally Omitted];

5.	[Intentionally Omitted];

Date: March 26, 2014

/s/ Katherine C. Harper
Katherine C. Harper Senior Vice President and Chief Financial Officer